Verax Research IPO

Verax Research Services, Inc., a Delaware C-Corporation founded in July 2017 (URL: www.veraxresearch.com) has submitted a Tier 2 Regulation A Filing (the "IPO Offering") to the SEC and anticipates a near-term effective date at a $6.25 per share price and a valuation of $406MM.

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Raw Material Testing

CBD, THC, Terpenes, Heavy Metals, Pesticide Residues, and more...

OUR SERVICES

Hemp products

– from start to finished.

Seeds and Clones

High quality Hemp starts, tested by Verax Research

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Product Design

Down to the smallest detail





Development Services

Clinical trials

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Crop Processing Contracts

Processing and Extraction



Verax eMarketplace

Secure Hemp Constituent Transactions



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VERAX RESEARCH

- About Us
- Services
- Our Team
- Investment Opportunity

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Verax Seeds, Seedlings, and Clones

Verax Research Authenticated, Validated and Certified Characteristics

Contracted with 3 DEA Registered Seed Growers with AOSCA Certification, Bonded with Guarantee

Purchase in 5MM increments for $0.63/seed with 12-14% CBD Pedigree

Max Exposure 320,000 seeds grown on 20 acres/Farmer

Farmer must have Hemp Crop Insurance and Follow Verax [Monsanto] Cultivation Requirements

Verax Submits Carbon Footprint Tax Credit for Farmer and Splits the Tax Credit Payment

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VERAX RESEARCH

Verax Raw Material Testing



Verax tests and validates using Shimadzu Nexera-UC testing equipment used by FDA and certified by the HIT-Institute [501(c)(3)].

Verax Product Design Services

We gathered a team of experts  to design rationale product formulations containing hemp constituents, including chemical mixing sequences and temperature controls to insure consistent cGMP certifiable formulations.

VERAX RESEARCH

Verax Research Crop Processing

Verax offers comprehensive contracts and services for hemp processing and extraction.

Verax Product Development Services

Verax Research will develop clinical experience and clinical trials for internal orphan drug products and externally for healthcare product manufacturers.

Verax eMarketplace

Specifically designed for secure hemp constituent transactions from qualified sellers to qualified buyers with Verax Research serving as the interim buying wholesaler of the ingredients.

Verax tests and validates using Shimadzu Nexera-UC testing equipment used by FDA and certified by the HIT-Institute [501(c)(3)

VERAX RESEARCH

- About Us
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- Our Team
- Investment Opportunity
- Contact Us

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OUR TEAM

Get To Know the Verax Research Team

Founded by proven and trusted pharmaceutical and medical device executives with over 120 years of product testing, design and development with a singular objective: "Ensure hemp research and product development lead to safe and effective healthcare commercial products."

CHAIRMAN

J. Randall Hoggle, RPh, DPh, MBA

J. Randall Hoggle obtained undergraduate, doctoral and post-doctoral degrees at Presbyterian College, University of South Carolina, Duke University and the University of Oklahoma.

Dr. Hoggle is a recognized leader in the pharmaceutical and medical device industries and leads the Verax Research team from the corporate headquarters at the Rockville campus of Johns Hopkins University.

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READ MORE ABOUT DR. HOGGLE

Garrett W. Lindemann, PhD

SECRETARY / TREASURER

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Amy James, MBA

PRINCIPAL FINANCIAL OFFICER

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James P. Shaver, II

DIRECTOR OF OPERATIONS

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Adam Imiolek

Bio-Engineering & Pharmaceutical Manufacturer Marketing Elect

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David Stuart, PhD

SCIENTIFIC OFFICER ELECT

Fred Carlini

Quality Assurance, Quality Control and Compliance Officer

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ABOUT DR. HOGGLE

J. Randall Hoggle

Dr. Hoggle obtained undergraduate, doctoral and post-doctoral degrees at Presbyterian College, University of South Carolina, Duke University and the University of Oklahoma, respectively. He currently serves as Charmain of the Board or Operating Committee for VAI, PSAS and Advasur. Dr. Hoggle has been a leader in the pharmaceutical and medical device industries, working in a wide spectrum of roles, including business development, business turnaround, strategic partnership development, registration and commercialization. His prior relations (2001-2017) have included founding CEO and Chairman of Health Pathways, Inc. which coordinated FDA submission processes. From 1999-2001, Dr. Hoggle was CEO and MedContrax, Inc. and its predecessor, which developed the first commercialized contract processing network to synchronize contract information among pharmaceutical manufacturers and group purchasing organizations. His prior professional relation-ships have included roles at Capital Returns (a private equity firm acquired by FedEx), a turnaround role in the Boehringer Mannheim's sale of its worldwide operations being sold to Roche Pharmaceuticals, Vice President of Marketing and Sales of Boehringer Mannheim and Director of Corporate Affairs at Eli Lilly and company.

ABOUT THE VERAX RESEARCH TEAM

Amy James, MBA

Amy James has an MBA in Finance from Indiana University and, since 2015, has held increasingly significant finance positions in Verax and one of its founding companies, VAI. Over the prior 10 years, Ms. James was Operations Director for Mark Monitor, a Reuters Company, and Executive Assistant to the Operations Director at Health Pathways, Inc..

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ABOUT THE VERAX RESEARCH TEAM

James P. Shaver, II

Jim is a graduate of West Virginia Wesleyan (1986) and, in his role as Operations Director, oversees the deployment of Verax infrastructure and operational systems, including the intellectual property of Verax and its affiliated companies. Since 2013 to present, Mr. Shaver has also served as director of operations for Domaine Healthcare. His prior roles have included the following as well: operations and digital marketing manager for numerous manufacturers and national retailers, products and events; project manager for national and international marketing of various vitamin supplement and nutraceutical products, cosmeceutical products, medical practices, healthcare and wellness services, informational symposiums and marketing systems; and earlier in his career, was a web designer and medical cannabis greenhouse manager.

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Garrett W. Lindemann, PhD

Garrett W. Lindemann is Verax CEO and Principal Executive Officer and has been associated with Verax since September 2017. Dr. Lindemann has undergraduate, doctoral and post-doctoral degrees from St. John's University (Minnesota), the University of Minnesota and the University of Kansas. In his role at Verax, Dr. Lindemann intends to develop its management and personnel manpower planning based on the Cephalon Pharmaceutical Outsourcing model (where the company achieved $2B in sales before it had added its 14th employee. The central tenets of that model are the following: Fill six core business functions, outsource all other cost for a product or service until it is profitable for twenty-four (24) months and then internalize the variable cost for every function that cost three hundred percent (300%) more externally as variable cost than internally. Among other major milestones in conjunction with his Wyoming-based Lindemann Consulting, Inc. (2004 to 2013), Dr. Lindemann authored multiple business plans for biotechnology companies; was partner in Smart Green Innovations, a technology transfer company bringing patented technologies and proven turn-key businesses from Europe and Israel to the U.S.; has been an active writer of technical white papers and frequent guest speaker at symposiums and conferences on marketing, technologies and patent portfolio; from 2001 to 2004, was Executive Vice President of Research and Development of Hisatek, Inc., leading that bio-medical company's R & D and associated budget and financial analysis; and has been awarded two patents.

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Adam Imiolek, MBA, MS

Molecular Biology

Mr. Imiolek is a results-driven global marketing executive with 15+ years in healthcare and medical diagnostics. He has proven expertise in marketing, product life cycle management and process implementation. His key accomplishments include: development and marketing of FDA and EU regulated instruments, reagents, and consumables. Adam is driven to create high-impact strategies to enter new markets and maximize life cycle in more mature markets. He is a relational team leader offering analytical expertise, communication, conflict resolution and trust-building skills.

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ABOUT THE VERAX RESEARCH TEAM

David Stuart, PhD

Dr. Stuart has over 38 years experience in the management of research, technology, intellectual property, product development and new business development for the Food and Ingredient Industry. He placed special emphasis on Health and Wellness, especially establishing causal relationships between a food or a nutrient and human health, with additional emphasis on communicating research-based facts to health professionals and consumers, and translating that knowledge to purchasers of food and new products.

VERAX RESEARCH

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- Investment Opportunity
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Fred Carlini

Fred is an accomplished senior executive with 47+ years of pharmaceutical/healthcare industry and business experiences. He is skilled in designing effective strategic marketing communications, advertising, and promotional programs. Fred's competitive spirit, complemented by his vast experience in quality control/quality assurance, project and product management, marketing and co-marketing experiences, and administrative capabilities in forecasting, financial analysis, and expense budgeting.

The Details

Summary of Offering

8,000,000 shares of common stock (the "shares") are being offered by Verax Research Services, Inc., a development stage Delaware corporation on a best-efforts basis.

Company is offering up to a maximum of $50,000,000 of such Shares.

The minimum purchase is $1,250 (200 shares @ $6.25); additional purchases by existing Shareholders may be made in increments of $625 or more.

Applicable to purchasers of Shares in this Offering if all 8,000,000 Shares sold:

Price per Share: $6.25

Capital contributions: $50,000,000

Number of Shares outstanding after Offering: 65,040,000* (*if $50,000,000 raised)

Percentage of ownership by public after Offering: 12.3%* (*if $50,000,000 raised)

Use of Proceeds

	Verax Research Services Inc. IPO Use of Proceeds							
	$ 1.0 Million		$17.5 Million		$34.0 Million		$50.0 Million	
Lines of Business	Dollar ($)	%	Dollar ($)	%	Dollar ($)	%	Dollar ($)	%
General & Nutritional Supplements (1)	$ 160,000.00	16%	$ 2,215,000.00	13%	$ 6,800,000.00	20%	$ 7,150,000.00	14%
Batch Manufacturing (2)	$ -	0%	$ 3,500,000.00	20%	$ 4,400,000.00	13%	$ 6,900,000.00	14%
Acquisitions, & Opportunistic Expan (3)	$ 175,000.00	18%	$ 4,300,000.00	25%	$ 8,000,000.00	24%	$ 12,440,000.00	25%
OTC Treatments for indications (4)	$ 175,000.00	18%	$ 2,190,000.00	13%	$ 5,240,000.00	15%	$ 8,300,000.00	17%
Healthcare & Orphan/Rare Disease (5)	$ 200,000.00	20%	$ 2,850,000.00	16%	$ 5,240,000.00	15%	$ 8,400,000.00	17%
Seeds, Seedlings, and Clones (7)	$ 180,000.00	18%	$ 2,125,000.00	12%	$ 3,750,000.00	11%	$ 6,000,000.00	12%
Sub-Total	$ 890,000.00	89%	$ 17,180,000.00	98%	$ 33,430,000.00	98%	$ 49,190,000.00	98%
IPO Expenses	$ 60,000.00	6%	$ 60,000.00	0%	$ 60,000.00	0%	$ 60,000.00	0%
General & Administration (9)	$ 50,000.00	5%	$ 260,000.00	1%	$ 510,000.00	2%	$ 750,000.00	2%
Personel (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Back Salaries (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Legal Fees (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Accounting (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Printing (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Office	$ -	0%	$ -	0%	$ -	0%	$ -	0%
Sub-Total	$ 50,000.00	5%	$ 260,000.00	1%	$ 510,000.00	2%	$ 750,000.00	2%
Working Capital (8)	$ -	0%	$ -	0%	$ -	0%	$ -	0%
T	$ 1,000,000.00	100%	$ 17,500,000.00	100%	$ 34,000,000.00	100%	$ 50,000,000.00	100%

Description of Business

- **Verax Research Services, Inc.**
- **Delaware C-Corporation established on July 10, 2017**
- **EIN# 82-1868275 and Delaware Filing #: 6473327**
- **Business Objective:** *"Ensure Hemp Research and Product Development Lead to Safe and Effective Healthcare Products"*

Business Services:

- **Verax eMarketplace** for Hemp Constituent Transactions from qualified Sellers to qualified Buyers with Verax serving as the interim buying Wholesaler of the ingredients Verax test and validates using Shimadzu Nexera-UC testing equipment used by FDA and certified by the HIT-Institute [501(c)(3)].

- **Verax Product Design Services** to design rationale product formulations containing hemp constituents, including chemical mixing sequence and temperature control to insure consistent cGMP certifiable formulations.

- **Verax Development Services** to develop clinical experience and clinical trials for internal orphan drug products and externally for Healthcare Product Manufacturers.

Verax Seeds, Seedlings, and Clones Sales and Processing Contracts



Verax Authenticated, Validated Certified Seed Characteristics
Contracted with 3 DEA Registered Seed Grower with AOSCA Certification, Bonded with Guarantee
Purchase in 5MM increments for $0.63/seed with 12-14% CBD Pedigree
Max Exposure 320,000 seeds grown on 20 acres/Farmer
Farmer must have Hemp Crop Insurance and Follow Verax [Monsanto] Cultivation Requirements
Verax Submits Carbon Footprint Tax Credit for Farmer and Split the Tax Credit Payment

Grower Option 1
Pay 25% of $2.52/seed cost up front and 50/50 Split after Processing and remaining 75% of seed cost subtracted
Gross Margin per Seed to Verax $7.24
The 25% of Seed Payment Upfront is the cost of the Seed



Grower Option 2
Pay 0% of $2.52/seed cost up front and 70/30 Split after Processing and 100% of seed cost subtracted
Gross Margin per Seed to Verax $8.35
Farmer Names Verax Beneficiary of 100% of Hemp Crop Insurance

Intellectual Property chart

Vitreon America™, Product Safety Assurance Services and Wyoming World Wide Intellectual Property Valuations for Verax Research Services, Inc. Stock Acquisition				
	Intellectual Property and Valuation	Direct Investment	NPV	NPV Subtotal
Vitreon America & Botanicopeia™	USDA ARS Investment in the Development of the Dr. Duke Ethnobotanical and Phytochemical Database: 1980-1999	$20.0m	N/A	N/A
	USDA FOI and Modification of the USDA ARS Dr. Duke Database [4,000 plants & 8,000 actives]: 1999-2003	$3.0m	$16.1m	$16.1m
	Dr. Duke's Database Expansions, Additions & Enhancements to 8,000 plants & 40,000 actives Database**: 2004-2017 Cannicopeia™ Developed using the Botanicopeia™ Backbone Infrastructure: 2016-2017	$3.5m	$8.5m	$24.6m
	Vitreon America Linking Pubmed & Medical Compendium Cross References to establish Botanicopeia (4Q16)	$1.5m	$1.5m	$26.1m
	Botanicopeia Semantic Search Engines incorporated (2017)	$1.5m	$1.5m	$27.6m
PSA-Services	Raw Material Certification: FDA & National Board of Pharmaceuticals (NABP) Raw Materials & Finished Goods Auditing Procedures License	$1.5m	$0.80	$28.4m
	FDA Registration Labeling: FDA CDER ELIPS License for Plant Derivived Registration & Submission	$2.3m	$1.7m	$30.1m
	Serialization Systems and Deployment Process for Rx Product Design & Development: 2D Bar Code and RFID meeting DQSA Requirements	$1.3m	$1.3m	$31.4m
PSA & WY World Wide	Genetic Mutation Modeling: 3 Unique Models developed for Genetc Mutation Processes	$2.6m	$2.6m	$34.0m
	Bioavailabilty Enhancers, Water Solubility Inducers, Emulsion and Other Patenable Product Proprietary Product Design & Development Technology	$35.8m	$35.8m	$69.8m
	Total	$73.0m	$69.8m	
	Investor Discount of 10%			*$62.82 m*

* Dr. Duke's modifications of the originial USDA ARS with this enhancements created a researchable database. Causing combined database valuations minus an N

** Vitreon secured a Research and Analysis Exclusive Royalty Bearing Perpetual License to the database

Valuation Calculation 10,000 authorized shares currently valued @ $6,282.00/share= $62,820,000.00

VERAX RESEARCH

Contact us for more details

Verax Research and Testing Center @ Hopkins
Johns Hopkins University -MCC Academic and Research Building
9601 Medical Center Drive
Rockville, Maryland 20850

Office: (888) 214-2584
Fax: (301) 294-7010

Email: Info@VeraxResearch.com

CONTACT

Here’s Where You Can Find Us


JOHNS HOPKINS UNIVERSITY
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GILCHRIST HALL

ADDRESS

Verax Research Services, Inc. @Hopkins,

9601 Medical Ctr Drive

Rockville, Maryland 20850

E-MAIL

info@veraxresearch.com

HOURS

Monday – Friday, 8:00am-6:00pm

Phone

888 214-2584

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